UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2007 (March 8, 2007)

RG America, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-80429
(Commission File Number)

75-2823489
(IRS Employer Identification No.)

 1507 Capital Ave., #101, Plano, TX 75074
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (972) 919-4774

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
RG America, Inc.

Section 2 - Financial information

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On March 8, 2007, the Registrant received a written Notice of Default in relation to $1,600,000 of Promissory Notes (Notes”) that became due and payable on January 31, 2007. The Notes are issued to several “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (“Holders”). The Notes are subordinated to existing Senior Indebtedness of Registrant to Laurus Master Fund, Ltd. (“Laurus”).

The Registrant has been negotiating with the Holders in relation to a retraction of the Notice of Default and or receiving a forbearance agreement until certain events occurred. However, the Registrant has been unable to reach an agreement with the Holders to resolve the Notice of Default and does not have the financial capacity to repay the Notes at this time. Although Registrant is currently in discussion with a third party with respect to the repayment of the Notes by such third party, there is no assurance that Registrant will be able to reach an agreement on terms reasonably acceptable to the Registrant.

The Notice of Default is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

Exhibit Number	Description
99.1	Notice of Default

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RG AMERICA, INC.
(Registrant)

Date: March 27, 2007

/s/ Bruce A. Hall

Bruce A. Hall, Chief Executive Officer